EXHIBIT 99.1

News Release

Contacts:	Lonny Robinson	Angie Yang
	Chief Financial Officer	Investor Relations
	213.401.2311	PondelWilkinson Inc.
	lonnyr@centerbank.com	310.279.5967
ayang@pondel.com

Center Financial Receives Preliminary $55 Million Commitment From U.S. Treasury’s Capital Purchase Program

LOS ANGELES – Nov 24, 2008 – Center Financial Corporation (NASDAQ:CLFC), the holding company of Center Bank, today announced it has received preliminary approval for $55 million of additional capital under the U.S. Treasury Department’s Capital Purchase Program (TARP).

The pro forma effect of a $55 million TARP investment, which represents 3% of Center Financial’s total risk-weighted assets at September 30, 2008, is summarized as follows:

	Pre-TARP Capital	Post-TARP Capital
	9/30/2008	9/30/2008 (pro forma)
Leverage Capital Ratio	8.71%	11.36%
Tier One Risk-Based Capital Ratio	9.84%	12.83%
Total Risk-Based Capital Ratio	11.03%	14.02%

“This approval underscores Center Bank’s leadership as one of the safest and soundest financial institutions serving the Korean-American and other ethnic communities of Southern California and further fortifies our already strong capital position,” said Jae Whan (J. W.) Yoo, president and chief executive officer. “In this extraordinarily challenging environment, prudent lending by the healthy commercial banks will be critical to our country’s movement forward on the road to economic recovery. While increasing Center Bank’s lending capacity to continue supporting the financial needs of small and middle-market businesses in our communities, the additional capital will enhance the company’s liquidity and further our ability to capitalize on strategic opportunities.”

Under the program, the Treasury will purchase $55 million of senior preferred shares of Center Financial Corporation. The company will pay the government a 5% dividend annually for each of the first five years of the investment and 9% dividend thereafter until the shares are redeemed. The government will also receive 10-year warrants for common stock, which provides the Treasury with the opportunity to benefit from an increase in the common stock price of the company. Closing of the transaction is subject to closing conditions and standard documentation.

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s soundest financial institutions focusing on the Korean-American community, with total assets of $2.04 billion at September 30, 2008. Headquartered in Los Angeles, Center Bank operates 25 branch and loan production offices. Of the company’s 19 full-service branches, 16 are located throughout Southern California, along with one branch in Chicago and two in Seattle. Center Bank’s six loan production offices are strategically located in Seattle, Denver, Washington D.C., Atlanta, Dallas and Northern California. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the company’s completion of closing conditions and standard documentation and receipt of additional capital under the TARP program. The forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our cautionary statements contained in Center Financial Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (See Business, and Management’s Discussion and Analysis), and other filings with the Securities and Exchange Commission (SEC) are incorporated herein by reference. These factors include, but are not limited to: competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; changes in interest rates; new litigation or changes or adverse developments in existing litigation; and regional and general economic conditions. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.